Exhibit 8.4

Date: [*]

ICZOOM GROUP INC.

Room 3801, Building A

Sunhope e·METRO

No. 7018 Cai Tian Road

Futian District, Shenzhen, Guangdong, China, 518000

Attn.: the Board of Directors

Dear Sir or Madam,

Re: Hong Kong Legal Opinion in relation to ICZOOM GROUP INC.

We are qualified lawyers of Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and as such are qualified to issue this opinion (this “Opinion”) on the laws and regulations of Hong Kong effective as of the date hereof.

We were engaged (the “Engagement”) as Hong Kong counsel to ICZOOM GROUP INC. (the “Company”), an exempted company incorporated under the laws of the Cayman Islands, and its subsidiaries established in Hong Kong in connection with the proposed offering (the “Offering”) of units, each of which consists of one Class A ordinary share and one warrant to purchase [*] Class A ordinary share(s), of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

A.	Assumptions

In rendering this Opinion, we have assumed without independent investigation that (the “Assumptions”):-

(i)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all documents (the “Documents”) submitted to us in relation to the Engagement as originals are authentic, and all documents submitted to us as certified or photostatic copies conform to the originals;

(ii)	each of the parties to the Documents, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation; or (b) if an individual, has full capacity for civil conduct; each of them, has full power and authority to execute, deliver and perform its/her/his obligations under such documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

(iii)	the Documents remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this Opinion;

(iv)	the laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(v)	all factual statements made to us by the Company in connection with this Opinion are true, accurate, correct and complete.

B.	Opinions

Subject to the Assumptions and the Qualifications set forth herein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date of this Opinion as we consider relevant, we are of the Opinion that:-

(i)	the statements set forth in the Registration Statement under the captions “Risks Related to Operations in Hong Kong”, “Regulations Related to Our Business Operations in Hong Kong”, “TAXATION—Hong Kong Taxation”, “Enforceability of Civil Liabilities”, “Legal Matters” and “Risks Related to Our Business and Industry—The transfer of funds or assets between ICZOOM Cayman, its Hong Kong subsidiaries and the PRC operating entities is subject to restriction” in each case insofar as such statements purport to describe or summarize the Hong Kong legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof.

C.	Qualifications

Our Opinion expressed above is subject to the following qualifications (“Qualifications”):-

(i)	our Opinion is limited to the laws of Hong Kong of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than Hong Kong;

(ii)	the laws of Hong Kong referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect. Our Opinion is given on the basis that we have no obligation to notify any addressee of this Opinion of any change in Hong Kong laws or its application after the date of this Opinion;

(iii)	our Opinion is subject to (a) applicable bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization, moratorium or similar laws in the Hong Kong affecting creditors’ rights generally, and (b) possible judicial or administrative actions or any Hong Kong laws affecting creditors’ rights;

(iv)	our Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong;

(v)	this Opinion is issued based on our understanding of the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our Opinion stated above;

(vi)	we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and public searches conducted in Hong Kong;

(vii)	this Opinion is intended to be used in the context which is specifically referred to herein. It should be read as a whole and each paragraph of the Opinion should not be read independently;

(viii)	as used in this Opinion, the expression “to our best knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this Opinion;

(ix)	nothing in this Opinion shall be construed as an opinion that the Registration Statement complies with any legal or regulatory requirement as to its contents;

(x)	this Opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This Opinion is rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the Opinion;

(xi)	the laws of Hong Kong in force as at 30 June 1997 will be applied in Hong Kong only insofar as they are not declared by the Standing Committee of the National People’s Congress (the “NPCSC”) of the PRC to contravene the Basic Law of Hong Kong. Whilst the Basic Law does not appear to us to contain any provisions which would be contravened by any rule of law in Hong Kong relevant to this Opinion, this is a matter ultimately for the determination of the NPCSC, and if any laws are subsequently declared by the NPCSC to be in contravention of the Basic Law then they must be amended or cease to have force in accordance with the procedure set out in the Basic Law; and

(xii)	the Standing Committee, by The Decision of the NPCSC on Treatment of the Laws Previously in Force in Hong Kong in accordance with Article 160 of the Basic Law of the Hong Kong Special Administrative Region of the PRC, adopted at the Twenty Fourth Session of the Standing Committee of the Eighth National People’s Congress on 23 February 1997, declared that all laws previously in force in Hong Kong on 30 June 1997, which included the common law, rules of equity, ordinances, subsidiary legislation and customary law, except for those contravening the Basic Law, would be adopted as the laws of Hong Kong, and set out in Annex 1 to the Decision a list of laws, inter alia, considered to be in contravention of the Basic Law, including therein the Application of English Law Ordinance, Cap. 88 of the Laws of Hong Kong. Our interpretation of this inclusion which is not determinative, is that the said Ordinance was only repealed prospectively from 30 June 1997 and that the common law and rules of equity that were applied in Hong Kong under that Ordinance up to 30 June 1997 continue to form part of the law of Hong Kong, subject to their further independent development in the courts of Hong Kong, which are empowered by the Basic Law to refer to precedents in other common law jurisdictions when adjudicating cases.

This Opinion is delivered solely for the purpose of and in connection with the Registration Statement publicly filed with the U.S. Securities and Exchange Commission on the date of this Opinion and may not be used for any other purpose without our prior written consent.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

ANGELA HO & ASSOCIATES

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